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                                                                 EXHIBIT 3.15(a)

                            ARTICLES OF INCORPORATION

                                       OF

                            WILLIAMSBURG MOTORS, INC.

THIS IS TO CERTIFY:

      FIRST: I, THE UNDERSIGNED EDWIN F. MILLER, whose post office address is 11335 McCormick Road, Hunt Valley, Maryland 21031, being at least twenty-one years of age, do hereby declare myself as an incorporator with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland.

      SECOND: The name of the corporation (which is hereinafter called the "Corporation") is Williamsburg Motors, Inc.

      THIRD: The purposes for which the Corporation is formed are as follows:

            1. To engage in and carry on an automobile and truck dealership; to engage in and carry on the business of selling, leasing, renting, trading or otherwise dealing in new and used automobiles, trucks, trailer-trucks, tractors, trailers, buses and motor vehicles and conveyances of every kind and description for itself, or for account of others, or in their behalf, or through others for its own account; to engage in and carry on the business of leasing, renting, financing, managing, buying, selling, producing, manufacturing, distribution, trading, or otherwise dealing in any and all kinds of machinery, equipment, implements, materials, products, supplies, accessories, substances, furniture, goods, wares,

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merchandise and other personal property of any and every kind and description for itself, or for account of others and in their behalf or through others for its own account; to engage in and carry on the business of leasing, renting, financing, managing, buying, selling, distribution, trading or otherwise dealing in plant, office, industrial and commercial equipment and machinery and other equipment and machinery of any and every kind and description, including, but not limited to, machinery and equipment used in road and bridge building or any other kind of construction, demolition, excavations, ditching, well digging, logging and any other type of activity, operations or business, and also railway and railroad machine and equipment of every kind and description and boats, barges and vessels of every kind and description and any equipment and machinery used in connection therewith and airplanes and aircrafts and aircraft machinery and equipment of any kind and description and office, commercial, industrial and manufacturing buildings of every kind and description and any equipment and machinery in, a part of or used in connection therewith; and in connection with the businesses aforesaid, to act for itself, or for account of others and in their behalf or through others for its own account and to act as agent, broker, distributor, commission merchant, representative, manager and consultant of any person, partnership, firm, corporation or association.

            2. To manufacture, purchase or otherwise acquire, hold, mortgage, pledge, sell, transfer or in any manner


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encumber or dispose of goods, wares, merchandise, implements and other personal property or equipment of every kind.

            3. To purchase, lease, hire or in any manner to acquire, hold, own, develop, improve, operate, manage, build upon, mortgage, encumber, sell, exchange or otherwise dispose of, and otherwise deal in and with any land or interests therein and improvements thereon, and to engage in and carry on any business which may be considered necessary or advisable for the purpose of promoting the general development of any such land or enhancing its value or furnishing useful or desirable conveniences and advantages to the owners thereof or dwellers and occupants thereon.

            4. To purchase, lease, hire of otherwise acquire, hold, own, build, construct, erect, improve, manage, operate, mortgage, sell or otherwise dispose of houses, buildings, apartments, stores, warehouses, plants, gasoline filling stations, factories, works and structures of all kinds and character for residential, commercial, industrial or other purposes, and facilities, appliances and conveniences which may appertain to or be useful in the conduct of any of the business of the Corporation or which the Corporation may think directly or indirectly conducive to these objects.

            5. To carry on and transact, for itself or for account of others, the business of general merchants, general brokers, general agents, manufacturers, buyers and sellers of, dealers in, importers and exporters of natural products, raw materials, manufacturer products and marketable goods, wares


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and merchandise of every description.

            6. To purchase or otherwise acquire, hold, sell, and/or reissue shares of its capital stock of any class; and to purchase, lease or otherwise acquire, all or any part of the property, rights, businesses, contract, good-will franchises and assets of every kind, of any corporation, co-partnership or individual (including the estate of a decedent), carrying on or having carried on in whole or in part any of the aforesaid businesses or any other businesses that the Corporation may be authorized to carry on and to undertake, guarantee, assume and pay the indebtedness and liabilities thereof, and to pay for any such property, rights, business contracts, goodwill franchises or assets by the issue, in accordance with the laws of Maryland, of stock, bonds or other securities of the Corporation or otherwise.

            7. To apply for, obtain, purchase or otherwise acquire any patents, copyrights, licenses, trademarks, tradenames, rights, processes, formulas and the like, which might be used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, and sell and otherwise turn to account, the same.

            8. To guarantee the payment of dividends upon any shares of stock of, or the performance of any contract by any other corporation or association in which the Corporation has an interest, and to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes, securities or other evidences of


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indebtedness created or issued by any such other corporation or association.

            9. To loan or advance money with or without security, without limit as to amount; and to borrow or raise money for any of the purposes of the Corporation and to issue bonds, debentures, notes or other obligations of any nature, and in any manner permitted by law, for money so borrowed or in payment for property purchased, or for any other lawful consideration, and to secure the payment thereof and of the interest thereon, by loan and trust agreement, by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, including, but not limited to contract rights and leases of any kind, character or nature, whether at the time owned or thereafter acquired; and to sell, pledge, discount or otherwise dispose of such bonds, notes or other obligations of the Corporation for its corporate purposes.

            10. To carry on any of the businesses hereinbefore enumerated for itself, or for account of others, or through others for its own account, and to carry on any other business which may be deemed by it to be calculated, directly or indirectly, to effectuate or facilitate the transaction of the aforesaid objects or businesses, or any of them, or any part thereof or to enhance the value of its property, business or rights.

            The aforegoing enumeration of the purposes, objects and businesses of the Corporation is made in


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furtherance, and not in limitation of the powers conferred upon the Corporation by law, and is not intended, by the mention of any particular purpose, object or business, in any manner to limit or restrict the generality of any other purpose, object or business mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation is formed upon the articles, conditions and provisions herein expressed, and subject in all particulars to the limitation relative to corporations which are contained in the general laws of this State.

            FOURTH: The post office address of the principal office of the Corporation in this State is 11333 McCormick Road, Hunt Valley, Maryland 21031. The name and post office address of the resident agent of the corporation in this State is William B. Hendricks, 11333 McCormick Road, Hunt Valley, Maryland. Said resident agent is an individual actually residing in this State.

            FIFTH: The total number of shares of stock which the Corporation has authority to issue is One Thousand (1,000) shares, without par value, all of one class.

            SIXTH: The number of directors of the Corporation shall be three
(3). The number of directors of the Corporation may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than three
(3); and the names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are: Jerome W. Geckle, William B. Hendricks and Frank J.


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Schmieder.

            SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

            1. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock, with or without par value, of any class, whether now or hereafter authorized, and securities convertible into shares of its stock, with or without par value, of any class, whether now or hereafter authorized, for such considerations as said Board of Directors may deem advisable, irrespective of the value or amount of such considerations, but subject to such limitations and restrictions, if any, as may be set forth in the By-Laws of the Corporation.

            2. No contract or other transaction between this Corporation and any other corporation and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any directors individually or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation or who is


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so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation, which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

            3. The Board of Directors shall have power, from time to time, to fix and determine and to vary the amount of working capital of the Corporation; to determine whether any, and, if any, what part, of the surplus of the Corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders, subject, however, to the provisions of the charter, and to direct and determine the use and disposition of any of such surplus or net profits. The Board of Directors may in its discretion use and apply any of such surplus or net profits in purchasing or acquiring any of the shares of the stock of the Corporation or any of its bonds or other evidences of indebtedness, to such extent and in such manner and upon such lawful terms as the Board of Directors shall deem expedient.

            4. The Board of Directors shall have power, subject to any limitations or restrictions herein set forth or imposed by law, to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on,


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the times and prices of redemption of, and the conversion rights of, such shares.

            5. The Board of Directors shall have power, without the vote of the stockholders, to issue bonds, debentures, debenture bonds, trust certificates, mortgages, loan and trust agreements, or other instruments of indebtedness and to pledge the assets of the Corporation as security therefor.

            6. The Board of Directors shall have the power to declare and authorize the payment of stock dividends, whether or not payable in stock of one class to holders of stock of the same class or to holders of stock of another class or classes; and shall have authority to exercise, without a vote of stockholders, all powers of the Corporation, whether conferred by law or by these articles, to purchase, lease or otherwise acquire the business, assets or franchises, in whole or in part, of other corporations or unincorporated business entities.

            EIGHTH: The duration of the Corporation shall be perpetual.


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      IN WITNESS WHEREOF, I have signed these Articles of Incorporation this
22nd day of November, 1982.

WITNESS:


/s/ Sandra M. Penn                      /s/  Edwin F. Miller              (L.S.)
-------------------------------         ----------------------------------

STATE OF MARYLAND     )
                      ) SS
COUNTY OF BALTIMORE   )

      I HEREBY CERTIFY, that on this 22nd day of November, 1982, before me, the subscriber, a Notary Public of the State of Maryland in and for the County of Baltimore, personally appeared Edwin F. Miller and severally acknowledged the foregoing Articles of Incorporation to be his act.

      WITNESS my hand and Notarial Seal, the day of the year first above written.


                                                 /s/ Sandra M. Penn
                                             ---------------------------
                                                     Notary Public

My commission Expires: 7-1-86


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